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                                                                   EXHIBIT 10.23


                               AMENDMENT NO. 1 TO
                               FORMATION AGREEMENT


          Amendment dated as of July __, 1995 (this "Amendment") to the Formation Agreement dated as of November 11, 1994, as supplemented by a letter agreement (the "Side Letter") of even date therewith (the "Formation Agreement") among Starwood Lodging Trust (formerly Hotel Investors Trust), a Maryland real estate investment trust (the "Trust"), Starwood Lodging Corporation (formerly Hotel Investors Corporation), a Maryland corporation (the "Corporation"), Starwood Capital Group, L.P., a Delaware limited partnership ("Starwood Capital"), and Berl Holdings, L.P., Starwood-Apollo Hotel Partners VIII, L.P., Starwood-Apollo Hotel Partners IX, L.P., Starwood-Nomura Hotel Investors, L.P., Starwood/Wichita Investors, L.P., Starwood-Huntington Partners, L.P. and Woodstar Partners I, L.P. (collectively, the "Starwood Partners").

          WHEREAS, on the date hereof the Trust and the Corporation are consummating an underwritten public offering of the paired shares of the Trust and the Corporation;

          WHEREAS, the managing underwriters for such offering have requested that the parties hereto amend the Formation Agreement as set forth herein;

          WHEREAS, Starwood Capital is executing this Agreement on its own behalf and as attorney-in-fact for each of the Starwood Partners pursuant to
Section 11.14 of the Formation Agreement; and

          WHEREAS, pursuant to and in compliance with Sections 11.10 and 11.14 of the Formation Agreement, the Trust, the Corporation, the Starwood Partners and Starwood Capital desire to amend the Formation Agreement as set forth in this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Formation Agreement, the parties hereto agree as follows:

          SECTION 1.  AMENDMENT OF SECTION 6.3 OF THE FORMATION AGREEMENT.
Section 6.3 of the Formation Agreement is hereby amended to read in its entirety as follows:

          Section 6.3. FURTHER CONTRIBUTIONS. Pursuant to the provisions to be contained in the HIC Contribution Agreement and the Operating Partnership Agreement, upon the receipt of necessary Nevada Gaming Approvals with respect to the conveyance of the HICN Properties or such earlier time as such Nevada Gaming Approvals are no longer required ("HICN Approval"), HICN shall convey to the Operating Partnership

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     or a subsidiary of the Operating Partnership all of the HICN Properties and
     all other assets of HICN, and the Operating Partnership or such subsidiary will assume all of the liabilities and obligations of HICN on such date.
     If all or a portion of the HICN Properties are disposed of prior to the receipt of the HICN Approval, then HIC or HICN shall contribute to the Operating partnership the net proceeds of such disposition, promptly upon receipt thereof. If the HICN Approval is not received on or prior to December 31, 1996, then on such date HIC or HICN will contribute to the Operating Partnership, with respect to any HICN Properties or other assets not previously disposed of, cash equal to the fair value of such HICN Properties and such other assets on December 31, 1996. Such fair value shall be conclusively determined by an independent appraiser selected by the Board of Directors of HIC. No additional interests in the Operating Partnership will be issued upon the transfer of any of the HICN Properties, such other assets, such net proceeds or such cash. HIC shall contribute to the Operating Partnership any dividends or other distributions declared or paid by HICN to HIC prior to the receipt of the HICN Approval, such contributions to be made upon receipt by HIC of such dividends or other distributions. Neither HIC nor HICN shall be entitled to any additional Units or Partnership Interests by reason of any such contribution.

          SECTION 2.  AMENDMENT OF SECTION 6.5 OF THE FORMATION AGREEMENT.
Section 6.5 of the Formation Agreement is hereby amended to read in its entirety as follows:

          Section 6.5. REIMBURSEMENT BY HIT AND HIC. In addition to the reimbursement for Acquisition Expenses described in SECTION 11.2(a), HIT, HIC the Realty Partnership or the Operating Partnership, as the case may be, will reimburse Starwood for Starwood's out-of-pocket costs and expenses for any services provided to HIT, HIC, the Realty Partnership or the Operating Partnership, as the case may be, respectively, by Starwood, subject to (i) in the case of reimbursement by HIT or the Realty Partnership, the approval by a majority of the members of the Board of Trustees of HIT (the "Independent Trustees") who are not employed by or affiliated with Starwood, HIT or HIC or (ii) in the case of reimbursement by HIC or the Operating Partnership, the approval by a majority of the Board of Directors of HIC (the "Independent Directors") who are not employed by or affiliated with Starwood, HIT or HIC, and (b) HIT, HIC, the Realty Partnership or the Operating Partnership, as the case may be, will reimburse Starwood for Starwood's internal costs (including allocation of overhead of Starwood) for services provided to HIT, HIC, the Realty Partnership or the Operating Partnership, as the case may be, respectively; PROVIDED that, where such internal costs are required to be currently expensed under generally


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     accepted accounting principles by HIT, HIC, the Realty Partnership or the
     Operating Partnership, as the case may be, such reimbursement pursuant to this clause (b) for the year ending June 30, 1996 will not exceed $250,000 in the aggregate.

          SECTION 3.  AMENDMENT OF SECTION 6.6 OF THE FORMATION AGREEMENT.
Section 6.6 of the Formation Agreement is hereby amended to read in its entirety as follows:

          Section 6.6.  EXCLUSIVITY; EXCLUDED ASSETS.  (a) Until the later of
     (x) July __, 1998 or (y) the time at which no officer, director or general partner of, or any other person employed by, any Starwood Party remains on either the Board of Trustees of HIT or the Board of Directors of HIC (the period from the date of this Agreement to the later of (x) or (y) above being referred to as the "Noncompete Period"), each of the Starwood Parties agrees that it will not compete within the United States, directly or indirectly, with the Realty Partnership, the Operating Partnership, HIT or HIC and that such Starwood Party will present to the Realty Partnership and the Operating Partnership all opportunities for acquisitions of (i) fee, ground lease interests or other equity interests in hotels in the United States and (ii) debt interests in hotels in the United States where it is anticipated that the equity will be acquired by the debt holder within one year from the acquisition of such debt interest. During the Noncompete Period none of the Starwood Parties or any Person controlled by a Starwood Party may acquire any such fee, ground lease or other equity interests or debt interests described in clauses (i) and (ii) above. The provisions of this Section 6.6(a) shall not apply to (A) Excluded Assets (as defined in Section 6.6(b)), (B) the interests of the Starwood Parties in the Westin Hotel Company and certain affiliates thereof ("Westin"), (C) additional investments by Starwood Capital in Excluded Assets and Westin, (D) Permitted Westin Investments (as defined in the Westin/HOT Agreement dated as of May __, 1995 by and among W&S Hotel L.L.C., W&S Hotel Holding Corp., the Realty Partnership, the Operating Partnership, WHWE LLC and Woodstar Investor Partnership) made through Westin and (E) acquisitions of warrants, equity participations or similar rights incidental to a debt investment by a Starwood Debt Fund (as defined in Section 6.6(d)).

          (b) Each Starwood Party hereby grants to the Partnerships the option, from and after the Closing Date and at any time or times prior to the earlier of (i) January 31, 2000 and (ii) the expiration of the Noncompete Period, to acquire the interest of such Starwood Party in one or more Excluded Assets (as defined below), subject to receipt of all required material third party and partner consents and approvals. Upon exercise of such option from time to time,


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     such Starwood Party shall use its best efforts to obtain such consents and approvals. Such acquisition by the Partnerships shall be made for a cash purchase price equal to the fair market value of the Excluded Assets being acquired, as determined by agreement between the Partnerships and such Starwood Party or, if they are unable to so agree within 30 days after the exercise of such option, such fair market value shall be equal to the average of the two closest of three appraisals of such fair market value, such appraisals to be performed by an independent appraiser selected by a majority of the Disinterested Members of HIT and HIC, an independent appraiser selected by Starwood and a third independent appraiser selected by agreement of such first two appraisers. HIT and HIC shall pay all costs and expenses of the appraiser selected by them and one-half of the costs and expenses of such third appraiser and Starwood shall pay all costs and expenses of the appraiser selected by it and one-half of the costs and expenses of such third appraiser. As used herein, "Excluded Assets" means those fee interests, debt interests or other investments in the hotel asset investment business of any Starwood Party or their commonly controlled affiliates existing on the Closing Date, all of which are described on
     SCHEDULE 6.6(b) hereto; it being understood that "Excluded Assets" shall not include the interests and investments described in clause (B) through
     (D), inclusive, of SECTION 6.6(a).

          (c) Starwood hereby agrees that in the event that the option to purchase or sell with respect to the portfolio of 14 fee-simple owned hotels included in the Excluded Assets described in SCHEDULE 6.6(b) hereto (the "Buy/Sell") is exercised during the Noncompete Period and Starwood becomes obligated to acquire equity interests in such portfolio, then during the Noncompete Period the Partnerships may elect (by majority vote of the Independent Trustees and majority vote of the Independent Directors) to acquire such equity interests at the purchase price pursuant to the Buy/Sell.

          (d) Starwood hereby agrees that during the Noncompete Period Starwood Mezzanine Investors, L.P. (and any future similar fund sponsored by Starwood that has, as its principal investment purpose, the origination or acquisition of performing real estate debt and debt-related interests, including performing debt interests collateralized by hotel assets) (such fund or any future similar fund being referred to as a "Starwood Debt Fund") shall not initiate or acquire loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one year from the acquisition of such debt. During the Noncompete Period Starwood will not allow any Starwood Debt Fund to sell or contribute any interests to HIT, HIC, the Realty Partnership or the Operating


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     Partnership (including debt positions or equity interests obtained by a
     Starwood Debt Fund under, pursuant to or by reason of the holding of debt positions). Interests held by a Starwood Debt Fund from time to time are not subject to the option pursuant to SECTION 6.6(b) above.

          SECTION 4. EFFECT OF AMENDMENT. Except as expressly set forth herein, this Amendment shall not by implication alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Formation Agreement, all of which shall continue in full force and effect. This Amendment shall supersede the Side Letter and upon the execution and delivery of this Amendment the Side Letter shall be of no further force or effect. All references in the Formation Agreement to "this Agreement" and the "Agreement" and all phrases of like import shall refer to the Formation Agreement as amended by this Amendment. The terms "hereof," "herein," "hereby" and other phrases of like import, as used in the Formation Agreement shall refer to the Formation Agreement as amended by this Amendment.

          SECTION 5. PARTIAL INVALIDITY. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

          SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be considered an original counterpart, and shall become a binding agreement when the Trust, the Corporation and Starwood Capital (on its own behalf and as attorney-in-fact for each of the Starwood Partners) shall have each executed one counterpart.

          SECTION 7. GOVERNING LAW. Except to the extent that Maryland law is mandatorily applicable to the rights and obligations of the shareholders of the Trust and the stockholders of the Corporation, this Amendment, and the application or interpretation thereof, shall be exclusively governed by its terms and by the internal laws of the State of New York, without regard to principles of conflicts of laws as applied in the State of New York or any other jurisdiction which, if applied, would result in the application of any laws other than the internal laws of the State of New York.

          SECTION 8. THE TRUST; STARWOOD GENERAL PARTNERS. Each of the parties hereto acknowledge and agree that (a) the name "Starwood Lodging Trust" is a designation of the Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated, and all persons dealing with the Trust shall look solely to the Trust's


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assets for the enforcement of any claims against the Trust, and the Trustees, officers, agents and security holders of the Trust assume no personal liability for obligations entered into on behalf of the Trust, and their respective individual assets shall not be subject to the claims of any person relating to such obligations and (b) all persons dealing with any Starwood Party (as defined in the Formation Agreement) shall look solely to the assets of such Starwood Party for the enforcement of any claims against such Starwood Party and the general partner of such Starwood Party, and the officers, agents and security holders of such general partner assume no personal liability for obligations entered into on behalf of such Starwood Party, and their respective individual assets shall not be subject to the claims of any person relating to such obligations.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                    STARWOOD LODGING TRUST



                    By:________________________________
                       Name:
                       Title:



                    STARWOOD LODGING CORPORATION



                    By:________________________________
                       Name:
                       Title:



                    STARWOOD CAPITAL GROUP, L.P.,

                    By: BSS CAPITAL PARTNERS, L.P,
                         general partner

                         By:  STERNLICHT HOLDINGS II, INC.,
                               general partner


                              By:__________________________
                                 Name:
                                 Title:


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                    STARWOOD CAPITAL GROUP, L.P. (as attorney-in-
                         fact for each of the Starwood Partners pursuant to
                         Section 11.14 of the Formation Agreement)

                    By: BSS CAPITAL PARTNERS, L.P,
                         general partner

                         By:  STERNLICHT HOLDINGS II, INC.,
                               general partner


                              By:__________________________
                                 Name:
                                 Title:


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